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                                                                      Exhibit 99
                                                                    News Release



                                                           FOR IMMEDIATE RELEASE

                                                                  April 13, 2004


For Further Information Contact:
Anthony J. Caldarone
Chairman and Chief Executive Officer
Calton, Inc.
(772) 794-1414
Company website:  WWW.CALTONINC.COM


                 CALTON, INC. REPORTS FIRST QUARTER 2004 RESULTS

Vero Beach, Florida, April 13, 2004 - Calton, Inc. (OTC.BB:CTON.OB) announced today results for the first quarter ended February 29, 2004

Anthony J. Caldarone, Chairman and Chief Executive Officer, announced a net profit of $30,000 ($.003 net profit per basic and diluted share) for the quarter ended February 29, 2004, compared to a net loss of $646,000 ($.142 net loss per basic and diluted share) for the quarter ended February 28, 2003.

The Company reported revenues of $2,687,000 and $373,000 for the three months ended February 29, 2004 and February 28, 2003, respectively. The fiscal 2004 revenues included $2,562,000 from the homebuilding operations (which began operations in September 2003) and $124,000 from the website design and development operations. The fiscal 2003 revenues included $234,000 from the technical staffing operations (which were wound down in the fourth quarter of fiscal 2003) and $127,000 from the website design and implementation operations.

Cost of sales from the homebuilding division amounted to $2,041, 000 for the three months ended February 29, 2004. There are no similar expenses in the three months ended February 28, 2003 as the homebuilding operations began in September 2003. Cost of sales for the website design and implementation/technical staffing operations were $63,000 for the three months ended February 29, 2004 compared to $244,000 for the three months ended February 28, 2003. The decline in expenses is a direct result of the winding down of the technical staffing operations in the fourth quarter of fiscal 2003.

Selling, general and administrative expenses for the three months ended February 29, 2004 and February 28, 2003 were $564,000 and $730,000, respectively. The decline is primarily attributed to the winding down of the technical staffing operations in the fourth quarter of fiscal 2003.


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Calton, Inc. (OTC.BB:CTON.OB)

                                                  Three Months Ended
                                            -------------------------------
                                             February 29,     February 28,
                                                 2004            2003
                                            -------------    --------------

     Revenues                                $ 2,687,000      $   373,000

                                            -------------    --------------
     Net/Profit/(Loss)                       $    30,000      $  (646,000)
                                            =============    ==============


     Earnings/(Loss) Per Share:             -------------    --------------
        Basic and Diluted                    $     0.003      $    (0.142)
                                            =============    ==============

     Weighted Average Number of Shares
        Basic and Diluted                      9,241,000        4,557,000


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Certain information included in this press release and Company filings
(collectively, "SEC filings") under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (as well as information communicated orally or in writing between the dates of such SEC filings) contains or may contain forward looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results. Among these risks, trends and uncertainties are matters related to the continued operating losses and their effects on liquidity, the Company's ability to raise capital, commercial acceptance of the Company's co-branded customer loyalty credit card program, national and local economic conditions, including conditions in the residential homebuilding industry, conditions and trends in the homebuilding, Internet and technology industries in general, changes in interest rates, the Company's ability to acquire property for development, the effect of governmental regulation on the Company and the risks described under the caption "Certain Risks" in the Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2003.
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